EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2005, in the Registration Statement (Form S-1) and related Prospectus of COMSYS IT Partners, Inc.

/s/     Ernst & Young LLP

Houston, Texas

March 30, 2005